Exhibit 10.12

EIGHTH AMENDMENT TO LEASE

This EIGHTH AMENDMENT TO LEASE (this “Amendment”) is made as of the 1st day of November, 2015, (the “Effective Date”) by and between UNIVERSITY OF MASSACHUSETTS DARTMOUTH, an institution of Higher Education of the Commonwealth of Massachusetts, with an address of 285 Old Westport Rd. North Dartmouth Massachusetts 02747 (“Landlord”) and CELLDEX THERAPEUTICS, INC. (formerly AVANT Immunotherapeutics, Inc.), a Delaware corporation, with an address of 119 Fourth Avenue, Needham, Massachusetts (“Tenant”).

RECITALS

WHEREAS, Tenant and  the Massachusetts Development Finance Agency (“MDFA”) entered into a certain Lease dated effective December 22, 2003 ( the “Lease”) as amended by that certain First Amendment to Lease dated as of March 17, 2005 (the “First Amendment”), that certain Second Amendment to Lease dated as of November 4, 2005 (the “Second Amendment”), that certain Third Amendment To Lease dated as of December 20, 2006 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of July 18, 2008 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of October 3, 2008 (the “Fifth Amendment”) that certain Sixth Amendment to Lease dated as of August 20, 2009 (the “Sixth Amendment”) and by that certain Seventh Amendment to Lease dated June 22, 2010 (the “Seventh Amendment”) of certain premises consisting of approximately 23,413 rentable square feet of space (the “Premises”) in the building (the “Building”) located at 151 Martine Street, Fall River, Massachusetts (the “Property”) in the South Coast Research & Technology Park (the “Park”); and

WHEREAS, on June 24, 2014, MDFA conveyed all of its rights, title and interest in the Building and assigned the Lease to Landlord; and

WHEREAS, the Premises is comprised of: (i) the original premises demised by the Lease, as amended through the Third Amendment, being 11,756 rentable square feet on the second (2nd) floor of the Building, (ii) the Additional Space (as defined in the First Amendment) demised by the First Amendment, being 71 rentable square feet on the first (1st) floor of the Building, (iii) the Expansion Premises (as defined in the Second Amendment), being 2,487 rentable square feet on the second (2nd) floor of the Building; (iv) the Second Expansion Premises (as defined in the Third Amendment), being 1,853 rentable square feet on the second (2nd) floor of the Building; (v) the Substitute Third Expansion Premises (as defined in the Fifth Amendment), being 4,864 rentable square feet of space on the second floor of the Building (referred to therein as the “Third Expansion Premises”); and (vi) the Fourth Expansion Premises (as defined in the Sixth Amendment), being 2,382 rentable square feet on the second (2nd) floor of the Building, such that the “Premises Square Footage” (as stated in the Seventh Amendment) is defined to be 23,413 rentable square feet; and

WHEREAS, Landlord and Tenant have agreed to enter into this Eighth Amendment to Lease to renew the term of the Lease and to amended certain additional provisions to the Lease,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

1.  Capitalized Terms.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any

Section thereof shall, after the Effective Date, mean the Lease, or such Section thereof, as amended by this Amendment.

2.  Demise of Fifth Expansion Premises.  Commencing on the Effective Date of this Eighth Amendment (the “Fifth Expansion Premises Commencement Date”), Landlord does hereby lease to Tenant and Tenant does lease from Landlord the approximately 5,511 rentable square feet on the second (2nd) floor of the Building, as shown on the floor plan attached hereto as Exhibit A-8 (the “Fifth Expansion Premises”) to have and to hold for the remainder of the Lease Term as set forth in the Lease.

Space	8th Amendment (USF)	8th Amendment (RSF) (RSF = USF x 1.20)
Suite 217	1,567	1,880
Suite 220	1,959	2,351
Hallway	1,280	1,280
Total	4,806	5,511

Except as otherwise expressly provided herein, Tenant’s lease of the Fifth Expansion Premises shall be on all of the terms and conditions of the Lease (including, without limitation, extension rights of Tenant for Extension Terms) and the term of the Lease with respect to the Fifth Expansion Premises shall be coterminous with the Term (and, if exercised, Extension Terms) of the Lease for the Existing Premises. As of the Fifth Expansion Premises Commencement Date, all references in the Lease to (i) the “Premises” and/or premises demised by the Lease shall mean the Existing Premises and the Fifth Expansion Premises collectively as shown on Exhibit A to the Lease, Exhibit A-1, attached to the First Amendment, Exhibit A-2, attached to the Second

Amendment, Exhibit A-3, attached to the Third Amendment, and on Exhibit A-5, attached to the Fifth Amendment, Exhibit A-6, attached to the Sixth Amendment, Exhibit A-7, attached to the Seventh Amendment, and Exhibit A-8 attached to this Amendment; (ii) the “Tenant’s Proportionate Fraction” shall mean 50.20% which is calculated by adding the Premises Square Footage as set forth in the Seventh Amendment and the Fifth Expansion Premises and dividing the Building’s rentable square foot into that sum; and (iii) the “Premises Square Footage” shall mean 28,924 rentable square feet.

3.  Section 2.2.  Term.  Section 2.2 of the Lease shall be amended as of October 1, 2015 to read as follows:

“Section 2.2. Term.  TO HAVE AND TO HOLD for a term (the “Term”) beginning on the Term Commencement Date which shall be November 1, 2015 and expiring on July 31, 2020 (the “Term Expiration Date”), unless earlier terminated as provided for in Section 2.4.”

4.  Section 2.3.  Renewal Term.  Section 2.3 of the Lease is hereby deleted in its entirety and replaced with the following provision:

“Section 2.3.         Option to Extend Term for Extension Terms.  Tenant shall have two (2) separate options to extend the Lease Term for an additional five (5) year period (i.e., for a total, if both such options are exercised as provided herein, of ten (10) successive years) beyond the Term or the first Extension Term, as the case may be (each five (5) year period being referred to herein as an “Extension Term”), provided (i) Tenant shall give notice to Landlord of its exercise of such option not less than nine (9) months prior to the expiration of the Term or the first Extension Term, as the case may be, and (ii) no default beyond any applicable grace period in the obligations of Tenant under this Lease shall exist at the time each such notice is given.  All of the terms and provisions of this Lease, as amended, shall be applicable to each Extension Term except that Tenant shall have no option to extend the Lease Term beyond the second Extension Term. Landlord and Tenant must determine the Annual Fixed Rental Rate for each Extension Term at the time of each such notice, using an independent fair market rental value analysis for comparable buildings used for research and development, of similar age, quality, size, construction and appearance, with similar services and amenities, and in comparable locations within Massachusetts, but outside of the Greater-Boston MSA, excluding therefrom any cost to renovate such space for a tenant’s occupancy for advertising and lease negotiation costs, free rent or other inducements, and any other items which would normally be offered to a new tenant but which a continuing tenant would not seek. The cost of the independent analysis will be shared equally between the parties. Notwithstanding the provisions of Section 10.13 of the Lease, at the end of the Term or either Extension Term, Tenant shall be entitled to hold over within the Premises for up to three (3) months, and the Annual Fixed Rental Rate shall be one hundred and twenty-five (125%) percent of the Annual Fixed Rental Rate which was payable during the last month of the Term or either Extension Term, as the case may be, and one hundred and fifty (150%) percent thereof for the period beyond three (3) months and up to a total of six (6) months.”

5.  Annual Fixed Rental Rate.  Section 1.1 of the Lease is amended by deleting the provisions regarding the “Annual Fixed Rental Rate” and inserting, the following language:

Annual Fixed Rental Rate:

As of November 1, 2015 and through July 31, 2016:  $17.18 per rentable square foot per annum for the Premises not including the Fifth Expansion Premises until such time as the Fifth Expansion Premises is suitable for Tenant’s use, as evidenced by a municipal certificate of occupancy and Tenant’s ability to use same for the operation of its business.

As of August 1, 2016 and through July 31, 2017: $17.52 per rentable square foot.

As of August 1, 2017 and through July 31, 2018: $17.87 per rentable square foot.

As of August 1, 2018 and through July 31, 2019: $18.23 per rentable square foot.

As of August 1, 2019 and through July 31, 2020: $18.59 per rentable square foot.

6.  Tenant Improvement Allowance.  Section 4 of the Lease is hereby amended by adding the following new provision:

“Section 4.4.  Tenant Improvement Allowance.  If Tenant notifies Landlord in writing of its desire to accept same in lieu of construction financing from third parties, Landlord shall provide Tenant with an allowance, subject to the provisions of Section 10.4 below, up to the aggregate amount of $55,110.00 or $10.00 per rentable square foot

(“Tenant Improvement Allowance”) which monies shall be disbursed to Tenant upon its written request and all such amounts actually advanced shall be repaid to Landlord together with the Rent over the remaining Term, in equal monthly payments, without interest.”

7.  Landlord Work.  Prior to the commencement of work by Tenant in the Fifth Expansion Premises, Landlord shall, at Landlord’s sole cost and expense, deliver same to Tenant vacant and broom clean, and will all debris and property removed therefrom. Landlord, in conjunction with its general contractor, shall make the Fifth Expansion Premises available to Tenant at least four (4) weeks prior to the anticipated date of its completion, for the installation of Tenant’s furniture and voice/data systems.

Landlord shall also be solely responsible to deliver same to Tenant in compliance with all fire, life safety, environmental and occupational health and safety laws, regulations and ordinances (including, but not limited to, the Americans with Disabilities Act). Landlord represents that the Fifth Expansion Premises, as well as the Building, the Premises and the public areas of the Building also comply with such laws, regulations and ordinances and, if they do not, that Landlord shall, at its sole cost and expanse, promptly cause same to so comply.

8.  Broker.  Section 1.1 of the Lease is hereby amended by amending the definition of Broker therein by deleting “Jones Lange LaSalle” and replacing with “The Garibaldi Group, Inc.”,

9.  Section 14.7.  Brokerage.  Section 14.7 of the Lease is hereby amended by adding the following second paragraph:

“In lieu of a Landlord contribution to commission due to the Broker for the extension of the Term, a rent credit of Eleven Thousand and Twenty Two Dollars ($11,022.00) shall be provided to the Tenant.  Landlord agrees to apply this credit in two equal installments of Five Thousand Five Hundred and Eleven Dollars ($5,511.00) each.  The first credit installment will be applied to the first month’s rent due after the full execution of this

Amendment.  The second rental credit installment shall be applied to the July, 2016 rent due from Tenant.”

10.  Condensation remediation. Landlord is presently treating the Building’s ongoing condensation problems and agrees to continue to use reasonable efforts in the event that the present work does not cure the condensation issue.

11. Landlord Representation Regarding Environmental Hazards. To its knowledge, Landlord represents that there are no environmental hazards or violations of any environmental laws, regulations or ordinances in or around the Building which violations might pose a present danger to health, life or safety.

12. Nondisturbance of Tenancy. Landlord represents that it has no financing on the Building whereby Landlord’s lender would be entitled to disturb the tenancy of Tenant upon a default therein by Landlord. Landlord further represents that it shall not enter into any such financing, but rather shall negotiate with any such lender so as to permit Tenant to remain in possession of the Premises on a direct rental relationship with such lender so long as Tenant is not in default of its obligations under this Lease.

13. Restoration Obligation.  Tenant’s restoration obligations as to all but the Fifth Expansion Premises (regarding mechanical equipment installed by it) are set forth in the Lease, and Tenant acknowledges those responsibilities. In the case of the Fifth Expansion Premises, Tenant intends to migrate the controls for Landlord’s existing HVAC equipment to Tenant’s management system during the Term. Upon Tenant’s vacation of the Fifth Expansion Premises, Tenant shall return the controls for Landlord’s HVAC to Landlord’s management system at Tenant’s cost, which shall be Tenant’s sole responsibility regarding restoration in the Fifth Expansion Premises.

14. Ratification.  Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

15. Governing Law; Interpretation; and Partial Invalidity.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and not to be considered in construing this Amendment.  This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.  No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

16. Counterparts and Authority.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:

University Of Massachusetts Dartmouth

By:	/s/ Gerald Kavanaugh
	Name:	Gerald Kavanaugh
	Title:	Chancellor

TENANT:

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
	Name:	Avery W. Catlin
	Title:	Senior Vice President and CFO

CELLDEX 5TH EXPANSION PREMISES
SUITE 220 2,351 RSF
CELLDEX 5TH EXPANSION PREMISES
CORRIDOR
UMASS DARTMOUTH
BUILDING SUPPORT
SUITE 218
CELLDEX
CELLDEX
CELLDEX
CELLDEX
CELLDEX 5TH EXPANSION PREMISES
SUITE 217

UMass | Dartmouth

Campus Master Planning & Capital Projects

285 Old Westport Rd.
N. Dartmouth, MA 02747
Tel: 508.999.9223
Fax: 508.999.8120

PROJECT
Celldex Therapeutics, Inc.
Eighth Amendment
Fifth Expansion Premises

TITLE
Center for Innovation and Entrepreneurship - Second Floor

REVISIONS:

NO.	DESCRIPTION	DATE
-	-	-
-	-	-

PROJ. NO :
DRAWN BY : KG
CHKD BY : MBH
DATE : 10.27.15
SCALE : NTS

DRAWING NO.
Exhibit A-8